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==========================================================================


                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) January 26, 1998

                    OCCIDENTAL PETROLEUM CORPORATION
        (Exact name of registrant as specified in its charter)




          Delaware                   1-9210              95-4035997
  (State or other jurisdiction     (Commission        (I.R.S. Employer
   of incorporation)               File Number)       Identification No.)


        10889 Wilshire Boulevard, Los Angeles, California 90024
        (Address of principal executive offices)     (ZIP code)

          Registrant's telephone number, including area code:
                            (310) 208-8800




==========================================================================

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Item 5.   Other Events
-------   ------------

      Occidental Petroleum Corporation reported on January 26, 1998 a net loss of $884 million ($2.65 per share) for the fourth quarter of 1997, compared with net income of $159 million ($.41 per share) for the fourth quarter of 1996. Fourth quarter 1997 earnings before special items were $143 million. In December 1997, Occidental announced that it had signed a definitive agreement to sell its MidCon natural gas transmission and marketing subsidiary to K N Energy, Inc. As a result of this transaction, Occidental classified MidCon as a discontinued operation and recorded a net charge of $750 million in the fourth quarter. Additional special items which Occidental recorded were net charges of $277 million for the write-down of various non-strategic and impaired assets, including assets expected to be sold and related costs, and additional environmental and other reserves. Sales from continuing operations were $1.9 billion for the fourth quarter of 1997, compared with $2.0 billion for the fourth quarter of 1996.

      Oil and gas divisional earnings before special items were $160 million for the fourth quarter of 1997, compared with $155 million for the fourth quarter of 1996. Results for the fourth quarter of 1997 were a loss of $96 million after including $256 million in pretax charges for the write-down of various non-strategic and impaired assets, including assets expected to be sold and related costs, and additional environmental and other reserves.

      Chemical divisional earnings before special items were $119 million for the fourth quarter of 1997, compared with
$110 million for the fourth quarter of 1996. The 1997 fourth quarter results were a loss of $28 million, after $147 million in pretax charges for additional environmental matters and the write-down of various idled and impaired assets. The improvement in 1997 earnings before special items resulted primarily from improved margins in petrochemicals and chlorine, partially offset by lower margins in caustic soda.

      Unallocated  other charges were $53  million  for  the
fourth quarter of 1997, compared with $30 million for the fourth quarter of 1996. The net increase in charges resulted mainly from lower equity earnings from unconsolidated subsidiaries, including currency devaluations related to a Thailand chemical joint venture and the write-down related to a joint venture plant operation in Brazil. Included in 1996 were costs incurred for the establishment of the MidCon ESOP.

      For the total year 1997, Occidental's net loss totaled $390 million ($1.43 per share), compared with net income of $668 million ($1.77 per share) for 1996. Total year 1997 income before special items was $691 million, compared with 1996 income before special items of $643 million. Sales from continuing operations were $8.0 billion for both 1997 and 1996.

                             1

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SUMMARY OF DIVISIONAL NET SALES AND EARNINGS
(Millions, except per-share amounts)

                                         Fourth Quarter         Twelve Months
                                       ----------------      ----------------
Periods Ended December 31                 1997     1996(a)      1997     1996(a)
==================================     =======  =======      =======  =======

DIVISIONAL NET SALES
   Oil and gas                         $   887  $   899      $ 3,667  $ 3,680
   Chemical                              1,047    1,097        4,349    4,307
                                       -------  -------      -------  -------

                                       $ 1,934  $ 1,996      $ 8,016  $ 7,987
==================================     =======  =======      =======  =======

DIVISIONAL EARNINGS
   Oil and gas                         $   (96) $   155      $   401  $   480
   Chemical                                (28)     110          471      668
                                       -------  -------      -------  -------
                                          (124)     265          872    1,148
Unallocated corporate items
   Interest expense, net                  (105)    (102)        (407)    (454)
   Income taxes (b)                        104      (18)         (60)    (109)
   Other                                   (53)     (30)        (188)     (71)
                                       -------  -------      -------  -------
Income from continuing operations         (178)     115          217      514
Discontinued operations, net              (706)      44         (607)     184
Extraordinary gain(loss), net                -        -            -      (30)
                                       -------  -------      -------  -------

NET INCOME(LOSS)                          (884)     159         (390)     668

Preferred dividends                        (21)     (24)         (88)     (93)
                                       -------  -------      -------  -------

Earnings(loss) applicable to common
stock                                  $  (905) $   135      $  (478) $   575
                                       =======  =======      =======  =======

BASIC EARNINGS PER COMMON SHARE
   Income from continuing operations   $  (.58) $   .28      $   .39  $  1.30
   Discontinued operations, net          (2.07)     .13        (1.82)     .56
   Extraordinary gain(loss), net             -        -            -     (.09)
                                       -------  -------      -------  -------
Basic earnings(loss) per common
     share                             $ (2.65) $   .41      $ (1.43) $  1.77
                                       =======  =======      =======  =======

DILUTED EARNINGS PER COMMON SHARE
   Income from continuing operations   $  (.58) $   .28      $   .39  $  1.29
   Discontinued operations, net          (2.07)     .13        (1.82)     .52
   Extraordinary gain(loss), net             -        -            -     (.08)
                                       -------  -------      -------  -------
Diluted earnings(loss) per
     common share                      $ (2.65) $   .41      $ (1.43) $  1.73
                                       =======  =======      =======  =======

Average common shares outstanding        341.9    329.1        334.3    323.8
==================================     =======  =======      =======  =======

(a) The 1996 results have been restated to reflect MidCon as a discontinued operation.
(b) The twelve months of 1996 include a $100 million credit for reduction in federal income tax liabilities no longer required. Includes an offset for charges and credits in lieu of U.S. federal income taxes allocated to the divisions. Divisional earnings in the fourth quarter of 1997 have benefited from credits allocated by $3 million and $6 million at oil and gas and chemical, respectively. Divisional earnings in the fourth quarter of 1996 have benefited from credits allocated by $4 million and $6 million at oil and gas and chemical, respectively.

                                   2

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SUMMARY OF OPERATING STATISTICS

                                             Fourth Quarter      Twelve Months
                                             --------------      -------------
Periods Ended December 31                      1997    1996       1997    1996
=====================================        ======  ======     ======  ======

NET OIL, GAS AND LIQUIDS
  PRODUCTION PER DAY

United States
   Crude oil and condensate
     (thousands of barrels)                      55      60         57      57
   Natural gas liquids
     (thousands of barrels)                      12      14         10      13
   Natural gas
     (millions of cubic feet)                   574     589        596     601

Other Western Hemisphere
   Crude oil and condensate
     (thousands of barrels)                     104     123        113     128

Eastern Hemisphere
   Crude oil and condensate
     (thousands of barrels)                     114      99        106     101
   Natural gas
     (millions of cubic feet)                   107     112        110     115

NATURAL GAS TRANSMISSION DELIVERIES

Sales (billions of cubic feet)                  261     204        836     699
Transportation
  (billions of cubic feet)                      380     418      1,397   1,555



CAPITAL EXPENDITURES (millions)              $  541  $  360     $1,549  $1,038
                                             ======  ======     ======  ======


DEPRECIATION, DEPLETION AND
  AMORTIZATION OF ASSETS (millions)          $  224  $  194    $   822  $  761
=====================================        ======  ======     ======  ======


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                          SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            OCCIDENTAL PETROLEUM CORPORATION
                                      (Registrant)




DATE: January 27, 1998      S. P. Dominick, Jr.
                            --------------------------------
                            S. P. Dominick, Jr.,  Vice
                            President and Controller
                            (Chief Accounting and Duly
                            Authorized Officer)


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